                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                PEOPLESOFT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                PEOPLESOFT, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 25, 1999

TO THE STOCKHOLDERS OF PEOPLESOFT, INC.:

     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders of PeopleSoft, Inc., a Delaware corporation (the "Company"), will be held at 10:00 a.m., local time, on Tuesday, May 25, 1999, at the Carr America Visitor's Center located at 4400 Rosewood Drive, Pleasanton, California 94588, for the following purposes:

     1. To elect three (3) Class I directors to serve two-year terms.

     2. To approve amendments to the 1992 Directors Stock Option Plan, as set forth in the accompanying proxy statement.

     3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1999.

     4. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on March 29, 1999 are entitled to notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

                                          By Order of the Board of Directors,
                                          /s/David A. Duffield
                                          David A. Duffield, President and
                                          Chief Executive Officer

Pleasanton, California
April 15, 1999

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                                    MAPS TO
                  CARR AMERICA VISITOR'S CENTER IN PLEASANTON
                    AND LOCATION OF STOCKHOLDER MEETING ROOM

MAPS TO CARR AMERICA VISITOR'S CENTER

                                 TO PLEASANTON

     From the San Francisco Airport - Take Rt. 101 South to Rt. 92 East over the San Mateo Toll Bridge. Take I-880 North to I-238 East and follow signs to I-580 East towards Stockton.

     From the Oakland Airport - Take I-880 South to I-580 East towards Stockton.

     From the San Jose Airport - Take Rt. 101 South to I-880 North. After approximately 20 miles on I-880 North, follow the signs to I-580 East towards Stockton.

     From Walnut Creek - Take I-680 South through San Ramon, then take I-580 East towards Stockton/Tracy.

                        TO CARR AMERICA VISITOR'S CENTER

     The Annual meeting will be held in the Auditorium at the Carr America Visitor Center at:

     4400 Rosewood Drive
     Pleasanton, California

     On I-580, approximately 1 mile east of the I-680 Interchange, take the Hacienda Exit turning right on Hacienda Drive. Turn left on Owens Drive. Turn left onto Rosewood Drive, take the second right and the visitor's center will be straight ahead. Park anywhere. Upon entering the visitor's center the Auditorium will be straight ahead.

                                PEOPLESOFT, INC.

                            PROXY STATEMENT FOR THE
                      1999 ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of PeopleSoft, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Tuesday, May 25, 1999 at 10:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Carr America Visitor's Center located at 4400 Rosewood Drive, Pleasanton, California 94588. The Company's telephone number is (925) 225-3000. When proxies are properly dated, executed, and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for the election of the nominees for directors set forth herein, for the amendment to the 1992 Directors stock option plan, for the ratification of the appointment of Ernst & Young as independent auditors as set forth herein, and at the discretion of the proxy holders upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

     These proxy solicitation materials and the Annual Report to Stockholders for the year ended December 31, 1998, including financial statements, were first mailed on or about April 19, 1999, to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND VOTING SECURITIES

     Stockholders of record at the close of business on March 29, 1999 ("Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 238,205,481 shares of the Company's Common Stock, $.01 par value, were issued and outstanding. No shares of the Company's Preferred Stock were outstanding.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing a written notice of revocation bearing a later date than the proxy with the Secretary of the Company at or before the taking of the vote at the Annual Meeting, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to PeopleSoft, Inc. at 4460 Hacienda Drive, Pleasanton, California 94588, Attention: Secretary of the Company, or hand-delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.

VOTING AND SOLICITATION

     Each stockholder is entitled to one vote for each share of Common Stock owned on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors.

     The Company will retain Corporate Investor Communications, Inc. ("CIC") to assist in its solicitation of proxies from brokers, nominees, institutions and individuals. The Company will pay CIC's solicitation fee of $8,500 plus reasonable out-of-pocket expenses. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held as of the

Record Date by such custodians, nominees and fiduciaries. The Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. No additional compensation will be paid for such services.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR", "AGAINST" or "ABSTAINED" on a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

     In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purpose of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     The Company currently intends to hold its 2000 Annual Meeting of Stockholders in mid-May 2000 and to mail Proxy Statements relating to such meeting in mid-April 2000. The date by which stockholder proposals must be received by the Company so that they may be considered for inclusion in the Proxy Statement and form of proxy for its 2000 Annual Meeting of Stockholders is December 10, 1999 and the date by which stockholders proposals must be received by the Company so that they may be presented at the 2000 Annual Meeting is March 1, 2000. Such stockholder proposals should be submitted to PeopleSoft, Inc. at 4460 Hacienda Drive, Pleasanton, California 94588, Attention: Secretary of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of March 22, 1999 (except as noted below) certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Except as otherwise noted below, the Company knows of no agreements among its stockholders which relate to voting or investment power of its Common Stock.

                                                      SHARES OF COMMON STOCK
                                                       BENEFICIALLY OWNED(L)
   DIRECTORS, NAMED EXECUTIVE OFFICERS AND      -----------------------------------
          FIVE PERCENT STOCKHOLDERS                NUMBER      PERCENTAGE OWNERSHIP
   ---------------------------------------      ------------   --------------------
OFFICERS
David A. Duffield(2)..........................   49,361,080            20.5%
  4460 Hacienda Drive, Pleasanton, CA 94588
Aneel Bhusri(4)...............................      238,782               *
Jim Bozzini(3)(4).............................      201,735               *
Albert W. Duffield(4).........................    2,528,068             1.0%
Margaret L. Taylor(4).........................      814,855               *

DIRECTORS
George J. Still, Jr.(4).......................      183,130               *
Edgar F. Codd(4)..............................      183,000               *
Cyril J. Yansouni(4)..........................       68,000               *
A. George "Skip" Battle(4)....................       45,866               *
All directors and executive officers as a
  group(5)....................................   53,943,799            22.4

5% SHAREHOLDERS AT 12/31/98(6)
Capital Research & Management.................   16,952,000             7.0
  333 South Hope Street, Los Angeles, CA 90071

---------------
 *  Less than 1%

(1) Applicable percentage of ownership is based on 238,078,138 shares of Common Stock outstanding as of March 22, 1999 together with applicable options for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares subject to options currently exercisable or exercisable within 60 days after March 22, 1999 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

(2) Includes 264,000 shares subject to stock options held by David A. Duffield that are exercisable within 60 days of March 20, 1999 and 49,097,080 shares held by trusts, or accounts of which David A. Duffield is trustee or director.

(3) Includes 105,200 shares subject to stock options held by Jim Bozzini and 20,560 shares subject to stock options held by Mr. Bozzini's wife, respectively, that are exercisable within 60 days of March 20, 1999 and 75,975 shares held by trusts, or accounts of which Jim Bozzini is trustee or director.

(4) Includes the following numbers of shares issuable upon exercise of options that are exercisable on or within 60 days of March 22, 1999: Aneel Bhusri:
    179,200; Jim Bozzini: 125,760; Albert W. Duffield: 1,207,000; Margaret L.
    Taylor: 435,262; George J. Still, Jr.: 181,000; Edgar F. Codd: 0; Cyril J.
    Yansouni: 68,000; and A. George "Skip" Battle: 42,800.

(5) Includes 2,792,022 shares subject to stock options held by directors and officers (12 persons) that are exercisable within 60 days of March 22, 1999.

(6) Shares beneficially owned are determined solely from information reported on a Schedule 13G as of December 31, 1998.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act and regulations of the Securities and Exchange Commission (the "SEC") thereunder require the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of initial ownership and changes in ownership with the SEC. Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during or with respect to the period from January 1, 1998 to December 31, 1998, all of the Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholders were complied with, except with respect to the July 1998 Form 4 report for Mr. Alfred J. Castino and the August 1998 Form 4 report for Mr. Albert Duffield, which were filed late or amended.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES

     The Company's Board of Directors currently consists of six persons serving staggered two-year terms. Three Class I directors will be elected at the Annual Meeting for a term of two years. Three Class II directors (Mr. Albert W. Duffield, Mr. Cyril J. Yansouni and Mr. A. George Battle) were elected at last year's annual meeting for a term of two years.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the three nominees named below, all of whom are presently directors of the Company. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. Each director elected at this Annual Meeting will serve a term of two years or until such director's successor has been duly elected and qualified.

VOTE REQUIRED

     The three nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected to the Board of Directors as Class I Directors. An abstention will have the same effect as a vote withheld for the election of directors, and pursuant to Delaware law, a broker non-vote will not be treated as voting in person or by proxy on the proposal. The names of the nominees and related information as of March 22, 1999 are set forth below.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW.

                                                                                DIRECTOR
          NAME OF NOMINEE            AGE      POSITION(S) WITH THE COMPANY       SINCE
          ---------------            ---      ----------------------------      --------
NOMINEES FOR CLASS I DIRECTOR
David A. Duffield(3)                 58    Chairman of the Board of Directors,    1987
                                             President and Chief Executive
                                             Officer
Aneel Bhusri                         33    Vice Chairman of the Board of          1999
                                             Directors
George J. Still, Jr.(1)(2)(3)        40    Director                               1991

                                                                                DIRECTOR
                                     AGE      POSITION(S) WITH THE COMPANY       SINCE
                                     ---      ----------------------------      --------
DIRECTORS WHOSE TERMS CONTINUE
Albert W. Duffield                   56    Director and Senior Vice President     1991
Cyril J. Yansouni(l)(2)              56    Director                               1992
A. George "Skip" Battle(1)(2)        55    Director                               1995

---------------
(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

(3) Member of the Nominating Committee.

NOMINEES FOR CLASS I DIRECTOR

     Mr. David Duffield is a founder of the Company and has served as Chairman of the Board, Chief Executive Officer and President since the Company's incorporation in August 1987. Prior to that time, he was a founder and Chairman of the Board of Integral, a vendor of human resource and financial applications software, from April 1972 through April 1987. During a portion of that time, Mr. Duffield also served as Integral's Chief Executive Officer. Mr. Duffield is also the co-founder of Information Associates (now a subsidiary of Systems and Computer Technology), where he was employed between 1968 and 1972. From 1964 to 1968, Mr. Duffield worked at IBM, a computer systems manufacturer, as a marketing representative and systems engineer. He holds a B.Sc. in Electrical Engineering and an M.B.A. from Cornell University.

     Mr. Aneel Bhusri became Vice Chairman and director of the Company in March 1999. He joined PeopleSoft in 1993, and has served as Senior Vice President, Product Strategy, Marketing and Business Development for the past several years. Mr. Bhusri previously served as an associate at Norwest Venture Partners, where he identified emerging software companies for investment. He also spent several years in Morgan Stanley's corporate finance organization working with the firm's high-tech clients. He holds a masters in business administration from Stanford University and bachelors of science and arts in Electrical Engineering and Economics from Brown University. In addition to PeopleSoft, Mr. Bhusri currently sits on the Board of Marimba, Inc.

     Mr. George Still became a director of the Company in April 1991. He has been a partner of Norwest Venture Capital, a venture capital investment fund, since 1989. From July 1984 to October 1989, he was a general partner with The Centennial Funds, a venture capital investment fund. Mr. Still holds a B.Sc. in Business Administration from Pennsylvania State University and an M.B.A. from Dartmouth College. Mr. Still is on the board of directors of 3DFX Inc., Verio, Inc., and numerous private companies.

DIRECTORS WHOSE TERMS CONTINUE

     Mr. Albert Duffield joined the Company in June 1990 as Vice President of Sales, and was appointed Vice President of Operations in September 1991, Vice President of Sales and Marketing in February 1993, Senior Vice President of Sales and Marketing in November 1993, Senior Vice President of Worldwide Operations in January 1994, and Senior Vice President working in a strategic role for the Company in March 1999. He was elected to the Board of Directors in April 1991. Prior to joining the Company, Mr. Duffield served as Chief Operating Officer of Data Design Associates, a division of Integral Systems, Inc., from June 1989 through June 1990. Prior to the acquisition of Data Design Associates by Integral Systems, Inc. in September 1989, he served as its Senior Vice President of Sales and Marketing from October 1981 through June 1989. From 1970 to 1981, Mr. Duffield worked at IBM in various sales, sales management and staff management positions. He holds a B.Sc. in Hotel/Business Administration from Cornell University and an M.B.A. from Rutgers University. Albert Duffield and David Duffield are brothers.

     Mr. Cyril Yansouni became a director of the Company in October 1992. Since March 1991, he has served as Chief Executive Officer and Chairman of Read-Rite Corporation, a supplier of thin film magnetic recording heads. From January 1989 to February 1991, he served in various senior management capacities at Unisys, a manufacturer of computer systems, most recently as an Executive Vice President. Mr. Yansouni was President of Convergent Technologies, a manufacturer of computer systems, from October 1986 until its acquisition by Unisys in December 1988. From June 1967 to October 1986, Mr. Yansouni served in a variety of technical and management positions at Hewlett-Packard Company, including Vice President and General Manager of the PC Group. He holds an M.S.E.E. from Stanford University and a B.Sc. in electrical and mechanical engineering from the Catholic University of Louvain, Belgium. Mr. Yansouni is also a director of Informix Software, Inc. and Raychem Corporation.

     A. George "Skip" Battle became a director of the Company in December 1995. Mr. Battle served from 1968 until his retirement in June 1995 in various roles of increasing responsibility with Andersen Consulting. At the time of his retirement, Mr. Battle was Managing Partner of Market Development. He was also a member of Andersen Consulting's Executive Committee, Global Management Council and Partner Income Committee. Prior to his position as Managing Partner of Market Development, he served as Managing Partner of North American Planning and Operations. Mr. Battle holds a B.A. in Economics with highest distinction from Dartmouth College and an M.B.A. from the Stanford Business School where he held McCarthy and University Fellowships. Mr. Battle is a director of Barra, Inc. and Fair Isaac Company, and he is also currently a Senior Fellow at the Aspen Institute.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of four regular meetings and two special meetings during 1998. No directors attended fewer than 75% of the total number of meetings of the Board of Directors or committees of the Board of Directors held in 1998. The Board of Directors has an Audit Committee, Compensation Committee and Nominating Committee.

     The Audit Committee, which currently consists of Messrs. Battle, Yansouni and Still, held a total of five regular meetings during 1998. The Audit Committee is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. The Compensation Committee, which currently consists of Messrs. Battle and Yansouni as voting members and Mr. Still as a non-voting member, held two meetings in 1998. The Compensation Committee reviews and approves the Company's executive compensation policies and plans. The Nominating Committee was established in May 1997 and consists of Messrs. David Duffield and Still. The Nominating Committee was established to evaluate future board members and held two meetings during 1998.

BOARD COMPENSATION

     Directors do not receive any cash compensation for their services as members of the Board of Directors, however, non-employee directors are entitled to receive a $500 travel allowance for each meeting they attend. Non-employee directors are automatically granted annual options to purchase 4,000 shares of the Company's Common Stock pursuant to the terms of the Company's 1992 Directors' Stock Option Plan (the "Directors' Plan"). Pursuant to the Directors' Plan, Messrs. Battle, Codd, Still and Yansouni were each granted an option to purchase 4,000 shares of Common Stock at an exercise price of $39.00 per share in January 1998. Officers are appointed by and serve at the discretion of the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Neither Messrs. Battle nor Yansouni (the voting members of the Company's Compensation Committee), is an executive officer of any entity for which any executive officer of the Company serves as a director or a member of the compensation committee.

                                 PROPOSAL NO. 2

               AMENDMENT TO THE 1992 DIRECTORS STOCK OPTION PLAN

     The Company's 1992 Directors Stock Option Plan (the "Option Plan") was approved by the Board of Directors in September 1992 and by the stockholders in November 1992. The Option Plan provides for the granting to Directors of incentive stock options within specific guidelines. The proposed changes to the plan give discretion to the Board of Directors regarding the number of options, date of grant and vesting schedule for such grants. Under the existing plan, terms for option grants regarding the number of options, date of grant, and vesting schedule are fixed by the terms of the plan.

     Under the existing plan, Board members are granted a "First Option" of 20,000 shares upon joining the board. These options are granted at 100% of the fair market value on the grant date; the options vest 20% per year on each anniversary date of the grant for the next five years. The existing option plan also prescribes a "Subsequent Option" of 4,000 shares for each year that an individual continues to serve on the Board. The grant date for shares for each "Subsequent Option" is January 1 of that calendar year and the options are granted at 100% of the fair market value on the grant date. The "Subsequent Options" vest 100% on the fifth anniversary of their grant date.

     The proposed changes to the plan, remove the restrictions on grant date, number of shares, and vesting schedule of the options granted, and give power to the Board of Directors to determine in its discretion: (i) the Outside Directors to whom Options may be granted hereunder; (ii) the number of shares of Common Stock to be covered by each Option granted; (iii) the terms and conditions, of any Option granted. Such terms and conditions include, the term of the Option (up to a maximum of 10 years), the time or times when Options may be exercised (which may be immediate), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Board shall determine.

     The Board believes that the proposed amendments are in the best interests of the Company. The Board believes that the Company faces intense competition in its attempts to attract and retain high quality directors. In addition, recently announced changes in the accounting treatment of stock option grants to non-employee directors may make the Company's current approach to such grants less desirable than alternative approaches. The Board believes that the proposed amendments, which provide the Board with discretionary authority to specify the terms and conditions of director stock option grants, will enhance the Company's ability to offer current and potential directors competitive stock option grants while limiting adverse accounting consequences.

VOTE REQUIRED

     The affirmative vote of a majority of the Votes Cast will be required to approve the amendments of the 1992 Directors Stock Option Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENTS TO THE DIRECTORS STOCK OPTION PLAN.

                                 PROPOSAL NO. 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1999, and recommends that the stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     Ernst & Young LLP has audited the Company's financial statements since 1989. Its representatives are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                             EXECUTIVE COMPENSATION

     All securities underlying options and related per share information has been adjusted to reflect two-for-one splits of the Company's Common Stock in 1996 and 1997.

SUMMARY COMPENSATION TABLE

     The following table sets forth the annual and long-term compensation earned in each of the last three years by the Company's Chief Executive Officer and each of the other four most highly compensated executive officers (the "Named Executive Officers"):

                                                   ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                                          -------------------------------------   ----------------------
            NAME AND                                             OTHER ANNUAL        SEC. UNDERLYING
       PRINCIPAL POSITION          YEAR    SALARY    BONUS(1)   COMPENSATION(2)       OPTIONS(#)(3)
       ------------------          ----   --------   --------   ---------------   ----------------------
David A. Duffield................  1998   $250,000   $103,950       $ 2,090                   --
  President and Chief              1997    242,000    228,079        12,015                   --
  Executive Officer                1996    220,000    125,796         4,482              120,000
Aneel Bhusri.....................  1998    181,500     76,485        10,720              540,000
  Vice Chairman and Director       1997    137,500    127,246         3,220              100,000
                                   1996    125,000    112,511         3,095               80,000
Jim Bozzini......................  1998    150,000    193,125        11,220              104,000
  Senior Vice President of         1997    111,029    162,500         5,720               44,000
  Worldwide Services               1996    115,000    102,126        10,220               48,000
Albert W. Duffield...............  1998    260,000    104,006        11,909                   --
  Senior Vice President and        1997    211,750    198,441         2,311               60,000
  Strategic Advisor                1996    192,500    122,220         5,750              100,000
Margaret L. Taylor...............  1998    260,000    108,615         3,620              210,000
  Senior Vice President of         1997    211,750    201,700         9,566               60,000
  eBusiness                        1996    192,500    122,364         7,845              100,000

---------------
(1) Payments of bonuses are made pursuant to the Company's Executive Bonus Plan.

(2) Includes Company funded health benefit credits, and Company matching contributions to a non-qualified deferred compensation plan.

(3) On November 19, 1998, the Compensation Committee authorized an offer to all employees of the Company holding stock options with exercise prices in excess of $22.00 to cancel and replace such options with new options with an exercise price equivalent to the closing market price of the Company's Common Stock on the Nasdaq National Market on December 14, 1998. Employees who accepted the offer are subject to a six month extension of the vesting term of such option and a six month black out period during which repriced options may not be exercised. For purposes of the Executive Compensation table, and in accordance with the applicable regulations of the Securities and Exchange Commission, the repriced options are reflected as new grants in 1998. The following amounts represent the share amounts subject to new options actually granted to the indicated officers in 1998: Mr. Bhusri 250,000, Mr. Bozzini 50,000; and Ms. Taylor 75,000.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

     The following table sets forth, for each of the Named Executive Officers, certain information concerning the exercise of stock options during 1998, including the year-end value of unexercised options:

                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                            SHARES                           UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                           ACQUIRED          VALUE        OPTIONS AT FISCAL YEAR-END(#)   AT FISCAL YEAR-END(1)($)
         NAME           ON EXERCISE(#)   REALIZED(L)($)     EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
         ----           --------------   --------------   -----------------------------   -------------------------
David A. Duffield.....           --       $        --            640,000/280,000            $9,887,947/$3,674,048
Aneel Bhusri..........       58,400         2,443,787             96,800/464,400              1,049,162/2,198,425
Jim Bozzini...........       62,000         2,429,712             55,600/168,400                648,813/1,012,225
Albert W. Duffield....    1,200,000        35,393,754            864,000/711,000             14,412,082/9,936,251
Margaret L. Taylor....      244,944        10,685,304            751,806/496,600             12,788,736/6,086,412

---------------
(1) Calculated by determining the difference between the closing price of the Company's Common Stock as reported on the Nasdaq National Market on the date of exercise or at December 31, 1998 ($18.9375), as applicable, and the exercise price of such options.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth each grant of stock options made during the year ended December 31, 1998 to each of the Named Executive Officers:

                                INDIVIDUAL GRANTS
                          -----------------------------
                                             % OF TOTAL                                 POTENTIAL REALIZABLE
                                              OPTIONS                                     VALUE AT ASSUMED
                             NUMBER OF        GRANTED                                   ANNUAL RATE OF STOCK
                             SECURITIES          TO                                    PRICE APPRECIATION FOR
                             UNDERLYING      EMPLOYEES      EXERCISE                       OPTION TERM(5)
                              OPTIONS        IN FISCAL       PRICE       EXPIRATION   ------------------------
          NAME            GRANTED(1)(2)(#)    YEAR(3)     ($/SHARE)(4)      DATE        5%($)        10%($)
          ----            ----------------   ----------   ------------   ----------   ----------   -----------
David A. Duffield.......           --             --%        $   --           n/a     $       --   $        --
Aneel Bhusri............      250,000           1.00%         35.00       1/31/08      5,502,828    13,945,247
                              250,000(6)        1.00%         17.00       1/31/08      2,672,802     6,773,405
                               40,000(7)        0.02%         17.00       1/31/07        427,648     1,083,745
Jim Bozzini.............       50,000           0.20%         35.00       1/31/08      1,100,566     2,789,049
                               50,000(6)        0.20%         17.00       1/31/08        534,560     1,354,681
                                4,000(7)        0.01%         17.00       1/31/07         42,765       108,374
Albert W. Duffield......           --             --             --           n/a             --            --
Margaret L. Taylor......       75,000           0.30%         35.00       1/31/08      1,650,848     4,183,574
                               75,000(6)        0.30%         17.00       1/31/08        801,841     2,032,022
                               60,000(7)        0.02%         17.00       1/31/07        641,473     1,625,617

---------------
(1) These options vest in five equal annual installments commencing one year from the date of grant.

(2) On November 19, 1998, the Compensation Committee authorized an offer to all employees of the Company holding stock options with exercise prices in excess of $22.00 to cancel and replace such options with new options with an exercise price equivalent to the closing market price of the Company's Common Stock on the Nasdaq National Market on December 14, 1998. Employees who accepted the offer are subject to a six month extension of the vesting term of such option and a six month black out period during which repriced options may not be exercised. For purposes of the Summary compensation Table, and in accordance with the applicable regulations of the Securities and Exchange Commission, the repriced options are reflected as new grants in 1998. The following amounts represent the share amounts subject to new options actually granted to the indicated officers in 1998: Mr. Bhusri 250,000; Mr. Bozzini 50,000; and Ms. Taylor 75,000.

(3) An aggregate of 12,039,503 options to purchase shares of the Company's Common Stock were granted to employees in 1998. 12,794,245 shares from 1998 and previous year's option grants were re-priced from their original exercise prices to an exercise price of $17.00 on December 14, 1998.

(4) The exercise price and the tax withholding obligations related to exercise may be paid by delivery of shares that are already owned or by offset of the underlying shares, subject to certain conditions. All of the options have an exercise price equal to 100% of the fair market value of the Company's Common Stock on the date of grant.

(5) This column shows the hypothetical gains or "option spreads" of the options granted based on assumed annual compound stock price appreciation rates of 5% and 10% over the full ten-year term of the option. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimated or projected future prices of the Company's Common Stock.

(6) These options were originally issued January 31, 1998 with an exercise price of $35.00 per share. The exercise price was revised (re-pricing) on December 14, 1998 to $17.00 per share.

(7) These options were originally issued January 31, 1997 with an exercise price of $27.25 per share. The exercise price was revised (re-pricing) on December 14, 1998 to $17.00 per share.

TEN YEAR REPRICING TABLE

     On November 19, 1998, the Compensation Committee authorized an offer to all employees of the Company holding stock options with exercise prices in excess of $22.00 to cancel and replace such options with new options with an exercise price equivalent to the closing market price of the Company's Common Stock on the Nasdaq National Market on December 14, 1998. Employees who accepted the offer are subject to a six month extension of the vesting term of such option and a six month black out period during which repriced options may not be exercised. The following table provides certain information regarding the repricing of options held by any person who served as an executive officer of the Company during the last ten completed fiscal years.

                                      NUMBER OF                                                LENGTH OF ORIGINAL
                                     SECURITIES    MARKET PRICE                                   OPTION TERM
                                     UNDERLYING      OF STOCK     EXERCISE PRICE      NEW         REMAINING AT
                                       OPTIONS      AT TIME OF     AT TIMING OF    EXERCISE           DATE
   NAME AND POSITION        DATE     REPRICED(#)   REPRICING($)    REPRICING($)    PRICE($)       OF REPRICING
   -----------------      --------   -----------   ------------   --------------   ---------   ------------------
Margaret L. Taylor......  12/14/98      60,000        $17.00          $27.25        $17.00       8 yrs. 50 days
  Senior Vice President   12/14/98      75,000        $17.00          $35.00        $17.00       9 yrs. 50 days
  of eBusiness
Jim Bozzini.............  12/14/98       4,000        $17.00          $27.25        $17.00       8 yrs. 50 days
  Senior Vice President   12/14/98      50,000        $17.00          $35.00        $17.00       9 yrs. 50 days
  Worldwide Services
Aneel Bhusri............  12/14/98      40,000        $17.00          $27.25        $17.00       8 yrs. 50 days
  Vice Chairman           12/14/98     250,000        $17.00          $35.00        $17.00       9 yrs. 50 days
Howard T. Gwin..........  12/14/98      25,000        $17.00          $46.50        $17.00      9 yrs. 139 days
  Senior Vice President
     Worldwide Sales and
     Marketing
Alfred J. Castino.......  12/14/98      40,000        $17.00          $29.88        $17.00      8 yrs. 292 days
  Chief Financial         12/14/98      40,000        $17.00          $31.44        $17.00      8 yrs. 323 days
     Officer
  And Senior Vice         12/14/98      30,000        $17.00          $37.69        $17.00      9 yrs. 231 days
     President

                      REPORT OF THE COMPENSATION COMMITTEE

     The following is the Report of the Compensation Committee of the Company, describing the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the year ended December 31, 1998. The information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference into such filing.

          The Compensation Committee (the "Committee") of the Board of Directors of the Company is charged with the responsibility of reviewing all aspects of the Company's executive compensation programs and administering the Company's Stock Option Plan. In 1998, the voting members of the Committee were Messrs. Battle and Yansouni, both of whom are non-employee Directors of the Company. Mr. Still is a non-voting member of the Committee and is a non-employee Director of the Company.

          The Company's executive compensation programs are designed to attract and retain executives who will contribute to the Company's long-term success, to reward executives for achieving the Company's financial goals, and to link executive compensation and stockholder interests through equity-based plans. The Committee believes that strong financial performance, on a sustained basis, is the most certain avenue through which the Company can positively affect long-term stockholder return. Furthermore, the Company believes that, in order to attract and retain the most qualified executives in the industry, its compensation policies must be competitive with other companies in the software industry, particularly those of smaller or similar size and those located within the greater San Francisco Bay Area.

          Beginning in 1994, the Internal Revenue Code limited the federal income tax deductibility of compensation paid to the Company's chief executive officer and to each of the four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. The Company may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as shareholder approval). Considering the Company's current compensation plans and policy, the Company and Compensation Committee believe that, for the near future, there is little risk that the Company will lose any significant tax deduction relating to executive compensation. If the deductibility of executive compensation becomes a significant issue, the Company's compensation plans and policy will be modified to maximize the deduction of compensation if the Company and the Compensation Committee determine that such action is in the best interests of the Company.

          The Company's executive compensation programs consist of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, and various benefits, including health and welfare plans generally available to all full-time employees of the Company. In addition, the Company's executives are eligible to participate in a non-qualified deferred compensation plan whereby participants may elect to defer part or all of their base and incentive cash compensation, which in turn is invested in insurance contracts that contain a broad range of investment alternatives. Under the non-qualified plan, the Company provides matching contributions, subject to a maximum amount of $10,000 in 1998 (the same amount as provided under the 401(k) Plan), based on a participant's years of service and actual contributions. Matching contributions vest ratably after two through five years of service, and any unvested matching contributions are forfeited upon termination of employment. Although the executives are eligible to participate under the Company's qualified 401(k) Plan, they are not eligible for a matching Company contribution under that plan.

          Compensation is reviewed and adjusted annually based principally on an evaluation of individual contributions to corporate goals, comparable market salary data, growth in the Company's size and complexity, internal compensation equity considerations, increases or decreases in an executive's span of responsibilities, and the Company's performance. Based on these factors, Mr. David A. Duffield's base pay was increased by 10% and 3% in 1997 and 1998, respectively, and the base pay of the other named executive officers was increased by an aggregate of 10% and 20% in 1997 and 1998, respectively.

          The Company's annual management incentive bonus plan was initially established in 1991 and covers the Chief Executive Officer and the other senior executive officers. In 1998, such executives could earn up to a maximum of 100% of their base salary in additional incentive compensation. The Board feels that the relatively lower level of targeted base salary and relatively higher level of incentive compensation most effectively aligns the interests of management with that of the shareholders. Subject to the Company attaining a minimum target level of operating profitability, up to 80% of a person's base salary could be earned pursuant to an objective formula based component and up to 20% could be awarded under a subjective component, subject to a maximum total limit of 100% of a person's base salary. If the Company's operating profit margin was below a minimum target level, no incentive compensation could be earned. The formula based component was based on a combination of the Company's operating profit margin and certain other financial measures. In setting these operating profit targets, the Company considered its historical performance and underlying business model, and external as well as internal expectations related to 1998 operating profits. Within the minimum and maximum operating profit targets, incentive compensation was computed based on a weighted combination of financial factors, including the Company's contracting activity, total revenues, capital expenditures, accounts receivable days sales outstanding (DSO), earnings per share (EPS) and organization expense budget management. The financial factors were derived from one or a combination of 1998 budget data, historical performance, or median expectations of a group of brokerage firm analysts who publish earnings forecasts for the Company and otherwise actively follow the Company. Subjective bonuses were determined by the Company's CEO, Mr. David A. Duffield, except for his subjective bonus which was determined by the Committee. The Committee believes that the 1998 plan reflects the Company's philosophy that no incentive compensation payments are merited for periods during which the Company generally fails to meet analyst's expectations, and that the maximum level of performance should be based on an aggressive internal budget prepared by the Company which establishes challenging operational goals for the Company.

          Grants of stock options may be awarded to individual executives based on their actual and potential contributions to the achievement of the Company's long-term goals. The magnitude of such grants was based on merit and an evaluation of market survey data on executive stock option granting practices. After giving effect to the Company's two-for-one stock split in December 1997 and excluding the 1998 issuance of repriced options, the total stock options granted to executives in 1998 and 1997 were 505,000 and 384,000, respectively.

          In November 1998, following a sharp, sustained drop in the price of the Company's Common Stock, the Committee became concerned with the effect of the price drop on employees and officers holding stock options with higher and, in many cases, significantly higher, exercise prices. The Compensation Committee approved an offer to all current employees holding stock options with exercise prices in excess of $22.00 to cancel and replace such options with new options with an exercise price equivalent to the closing market price of the Company's Common Stock on the Nasdaq National Market on December 14, 1998. Employees who accepted the offer are subject to a six month extension of the vesting term of such option and a six month black out period during which repriced options may not be exercised. This action was motivated by the desire to preserve the Company's talented employee base in light of the loss of incentive value represented by stock options with considerably higher exercise prices than the prevailing market stock price and intensely competitive environment for qualified employees and officers. In particular, the Committee considered the extremely intense competition for qualified employees in the San Francisco bay area employment market. Given the variety of employment alternatives in both established and start-up high-technology companies, the Committee concluded that repricing out-of-the-money options could assist the Company in retaining and motivating its employees and management team.

          In 1998, Mr. David A. Duffield earned a base salary of $250,000 and cash incentives of $103,950. Cash incentives for 1998 approximated 42% of his base salary and were based on attaining the goals described above. In January 1998, Mr. Duffield received an option grant of 100,000 shares. This grant was primarily based on the performance of the Company and Mr. Duffield's significant contribution to that performance in terms of both leadership and strategic vision. Mr. Duffield rescinded this grant later in 1998 to allow these options to be distributed to other key employees or management team members.

                                          Compensation Committee

                                          A. George "Skip" Battle
                                          Cyril J. Yansouni
                                          George J. Still

                      CERTAIN TRANSACTIONS WITH MANAGEMENT

     The Company and a limited liability company ("LLC") entered into agreements in 1995 and 1997, whereby the LLC will provide up to $9.6 million to fund the development of a suite of student information and administration system applications ("SIS Software") with the Company assuming exclusive responsibility for the distribution of the SIS Software. Substantially all of the LLC's funds were provided equally by Mr. David A. Duffield and the Student Loan Marketing Association ("Sallie Mae"), an independent strategic business partner. The Company has no contractual obligation to provide funds to the LLC and does not have a right to acquire any of the LLC's equity interests. The Company will pay the LLC a royalty based on fees received from the licensing of the SIS Software until the later of five years from the commercial release of the SIS Software or $17 million in cumulative royalties have been paid to the LLC. The royalty rate was determined based on negotiations between the Company and Sallie Mae. All ownership rights and interests in the SIS Software will transfer to the Company, upon the later of five years from the commercial release of the SIS Software or when $17 million in cumulative royalties have been paid to the LLC. The SIS Software became generally available for sale in December 1997, and the Company recorded $3.3 million and $8.1 million in royalty expense in the years ended 1997 and 1998, respectively. The LLC reimbursed the Company $2.0 million, $2.4 million, $3.2 million and $2.0 million in 1995, 1996, 1997 and 1998, respectively, for development funding advanced by the Company.

     In October 1998, Albert W. Duffield borrowed $1,600,000 from the Company. The loan accrues interest at 7% per annum and is expected to be repaid in April 1999.

                              COMPANY PERFORMANCE

     The following graph compares the cumulative total return on a percentage basis to stockholders on the Company's Common Stock since November 18, 1992 (the date the Company first became subject to the reporting requirements of the Exchange Act) to the cumulative total return over such period of (i) the Nasdaq National Market (U.S. Companies) Index ("Nasdaq -- Total"), and (ii) the Nasdaq Computer and Data Processing Services Group Index ("Nasdaq -- Software"). The information contained in the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
           PEOPLESOFT, INC., NASDAQ -- SOFTWARE, AND NASDAQ -- TOTAL

                                                    PEOPLESOFT, INC.            NASDAQ - SOFTWARE            NASDAQ - TOTAL
                                                    ----------------            -----------------            --------------
'12/31/93'                                               183.824                     104.799                     118.906
'12/31/94'                                               444.118                     127.272                     116.232
'12/31/95'                                              1011.770                     193.800                     164.404
'12/31/96'                                              2255.880                     239.197                     202.170
'12/31/97'                                              3670.590                     293.852                     247.956
'12/31/98'                                              1782.350                     524.606                     349.383

                                 OTHER MATTERS

     The Company knows of no other matters to be addressed at the Annual Meeting. If any other matters are properly addressed at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented in the manner as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS
                                          /s/David A. Duffield
                                          By: David A. Duffield, President and
                                          Chief Executive Officer

Dated: April 15, 1999

                                   EXHIBIT A

            SUMMARY OF 1992 DIRECTORS STOCK OPTION PLAN, AS AMENDED

     PURPOSE OF THE PLAN. The purpose of the Directors' Stock Option Plan is to attract and retain the best available personnel for service as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

     TYPE OF OPTIONS. All options granted under the plan are "nonstatutory stock options".

     STOCK SUBJECT TO THE PLAN. The maximum aggregate number of Shares which may be optioned and sold under the Plan is 2,400,000 Shares (the "Pool") of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

     If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto are, unless the Plan shall have been terminated, made available for future grant under the Plan. If Shares which were acquired upon exercise of an Option are subsequently repurchased by the Company, such Shares are not returned to the Plan and are not available for future grant under the Plan.

     ADMINISTRATION OF AND GRANTS OF OPTIONS UNDER THE PLAN. The Plan is administered by the Board. All decisions, determinations and interpretations of the Board are final and binding on all Optionees and any other holders of any Options granted under the Plan.

     ELIGIBILITY. Options may be granted only to Outside Directors. All Options are granted at the discretion of the Board. An Outside Director who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options in accordance with such provisions.

     The Plan does not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor does it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

     TERM OF PLAN; EFFECTIVE DATE. The Plan became effective on January 1, 1993.

     TERM OF OPTION. The maximum term of each Option is ten (10) years from the date of grant thereof, or such shorter period as determined by the Board and set forth in the applicable option agreement.

     EXERCISE PRICE AND CONSIDERATION. The per Share exercise price for the Shares issued pursuant to exercise of an Option is 100% of the fair market value per Share on the date of grant of the Option. The fair market value is determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share is the mean of the bid and asked prices of the Common Stock in the over-the-counter market on the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation ("NASDAQ") System) or, in the event the Common Stock is traded on the NASDAQ National Market System or listed on a stock exchange, the fair market value per Share is the closing price on such system or exchange on the date of grant of the Option, as reported in The Wall Street Journal.

     FORM OF CONSIDERATION. The consideration to be paid for the Shares to be issued upon exercise of an Option consists entirely of cash, check, other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option is exercised.

     Exercise of an Option in any manner decreases the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     TERMINATION OF STATUS AS A DIRECTOR. If an Outside Director ceases to serve as a Director, he or she may, but only within three (3) months after the date he or she ceases to be a Director of the Company, exercise his or her Options to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that such Outside Director was not entitled to exercise an Option at the date of such termination, or does not exercise such Option (which he or she was entitled to exercise) within the time specified, the Options terminate.

     DISABILITY OF OPTIONEE. In the event a Director is unable to continue his or her service as a Director with the Company as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Internal Revenue
Code), he or she may, but only within six (6) months from the date of such termination, exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination. To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified, the Options terminate.

     DEATH OF OPTIONEE. In the event of the death of an Optionee during the term of the Option who is, at the time of his or her death, a Director of the Company and who has been in Continuous Status as a Director since the date of grant of the Option, the Option may be exercised, at any time within six (6) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as Director for six (6) months after the date of death.

     NONTRANSFERABILITY OF OPTIONS. Options under the Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by an Optionee does not constitute a transfer. An Option may be exercised during the lifetime of an Optionee only by the Optionee or a transferee permitted by this Section.

     ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, are proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company.

     In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option may be assumed or an equivalent option may be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event the successor corporation does not agree to assume the Option or to substitute an equivalent option, the Optionee has the right to exercise the Option as to some or all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

     AMENDMENT AND TERMINATION. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company must obtain approval of the stockholders of the Company to Plan amendments to the extent and in the manner required by such law or regulation.

     CONDITIONS UPON ISSUANCE OF SHARES. Shares can not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto complies with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and are further subject to the approval of counsel for the Company with respect to such compliance.

     RESERVATION OF SHARES. The Company, during the term of this Plan, must at all times reserve and keep available such number of Shares as are sufficient to satisfy the requirements of the Plan.

     OPTION AGREEMENT. Options are evidenced by written option agreements in such form as the Board approves.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                                PEOPLESOFT, INC.
                       1999 ANNUAL MEETING OF STOCKHOLDERS


     The undersigned stockholder of PeopleSoft, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 15, 1999, and hereby appoints Alfred J.Castino and David A. Duffield, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Stockholders of PeopleSoft, Inc. to be held on May 25, 1999 at 10:00 a.m. local time, at the Carr America Visitor's Center at 4400 Rosewood Drive, Pleasanton, California, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

     THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS, FOR THE AMENDMENTS TO THE 1992 DIRECTORS STOCK OPTION PLAN, AND FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

        CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE (SEE REVERSE SIDE)

X    Please mark votes as in this example.

1.   To elect three (3) Class I directors to serve two-year terms.

     Class I Nominees: David A. Duffield, Aneel Bhusri, and George J. Still Jr.

     ___ FOR ALL NOMINEES       ___ WITHHELD FROM ALL NOMINEES


     ___ For all nominees except as noted above

2. To approve amendments to the 1992 Directors Stock Option Plan, as set forth in the accompanying proxy statement.

     ___ FOR  ___ AGAINST               ___ ABSTAIN

3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1999.

     ___ FOR  ___ AGAINST               ___ ABSTAIN

4. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Mark here for address change and note at left __.

     TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN
           AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.

This proxy should be marked, dated and signed by each shareholder exactly as such shareholder's name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If the shares are held by joint tenants or as community property, both holders should sign.

Signature:                          Date:
           -----------------------        --------------------
Signature:                          Date:
           -----------------------        --------------------

                   TWO NEW WAYS TO VOTE                              N
                                                                     N
                                                                     N
                                                                     N
                    VOTE BY TELEPHONE                                N
   IT'S FAST, CONVENIENT, AND YOUR VOTE IS IMMEDIATELY               N
                  CONFIRMED AND POSTED.                              N
                 USING A TOUCH-TONE PHONE                            N
      CALL THE TOLL-FREE NUMBER SHOWN ON THE VOTING                  N
                    INSTRUCTION FORM.                                N
             JUST FOLLOW THESE 4 EASY STEPS:                         N
                                                                     N
   1. READ THE ACCOMPANYING PROXY STATEMENT AND VOTING               N
                      INSTRUCTION FORM.                              N
    2. CALL THE TOLL-FREE NUMBER SHOWN ON YOUR VOTING                N
                       INSTRUCTION                                   N
                            FORM.
  3. ENTER YOUR 12 DIGIT CONTROL NUMBER LOCATED ON YOUR
                          VOTING
                      INSTRUCTION FORM.
       4. FOLLOW THE SIMPLE RECORDED INSTRUCTIONS.
                 YOUR VOTE IS IMPORTANT!
                   CALL 24 HOURS A DAY
      DO NOT RETURN VOTING FORM IF YOU ARE VOTING BY TELEPHONE OR INTERNET

                   TWO NEW WAYS TO VOTE                                                LOGO
                                                                                 VOTE BY INTERNET
                    VOTE BY TELEPHONE                          IT'S FAST, CONVENIENT, AND YOUR VOTE IS IMMEDIATELY
   IT'S FAST, CONVENIENT, AND YOUR VOTE IS IMMEDIATELY           CONFIRMED AND POSTED AND YOU CAN GET ALL FUTURE
                  CONFIRMED AND POSTED.                                       MATERIALS BY INTERNET.
                 USING A TOUCH-TONE PHONE                                       WWW.PROXYVOTE.COM
      CALL THE TOLL-FREE NUMBER SHOWN ON THE VOTING                      JUST FOLLOW THESE 4 EASY STEPS:
                    INSTRUCTION FORM.
             JUST FOLLOW THESE 4 EASY STEPS:                   1. READ THE ACCOMPANYING PROXY STATEMENT AND VOTING
                                                                                INSTRUCTION FORM.
   1. READ THE ACCOMPANYING PROXY STATEMENT AND VOTING                  2. GO TO WEBSITE WWW.PROXYVOTE.COM
                      INSTRUCTION FORM.                       3. ENTER YOUR 12 DIGIT CONTROL NUMBER LOCATED ON YOUR
    2. CALL THE TOLL-FREE NUMBER SHOWN ON YOUR VOTING                                 VOTING
                       INSTRUCTION                                              INSTRUCTION FORM.
                            FORM.                                       4. FOLLOW THE SIMPLE INSTRUCTIONS.
  3. ENTER YOUR 12 DIGIT CONTROL NUMBER LOCATED ON YOUR                      YOUR VOTE IS IMPORTANT!
                          VOTING                                             GO TO WWW.PROXYVOTE.COM
                      INSTRUCTION FORM.                                           24 HOURS A DAY
       4. FOLLOW THE SIMPLE RECORDED INSTRUCTIONS.
                 YOUR VOTE IS IMPORTANT!
                   CALL 24 HOURS A DAY
      DO NOT RETURN VOTING FORM IF YOU ARE VOTING BY TELEP   DO NOT RETURN VOTING FORM IF YOU ARE VOTING BY TELEPHONE
                                                                                     OR INTERNET